Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Announces Schedule for Third Quarter 2023 Earnings Release and Preliminary Results
Reaffirms guidance and provides update on strategic initiatives

CHICAGO, October 23, 2023 — Kemper Corporation (NYSE: KMPR) today announced that after the markets close on Monday, October 30, Kemper will issue its third quarter 2023 earnings release and financial supplement. The company expects to file its Form 10-Q with the Securities and Exchange Commission on or about October 30. Following their publication, these documents will be available in the investor section of kemper.com.

PRELIMINARY RESULTS
Results for the third quarter of 2023 include an estimated net loss between $140 million and $150 million and an estimated adjusted consolidated net operating loss1 between $25 million and $35 million. Net loss for the third quarter includes an estimated $56 million after-tax non-cash charge related to the termination of Kemper’s remaining pension plan obligations, which was previously included within accumulated other comprehensive income (AOCI). The net loss also includes approximately $25 million of after-tax net realized losses on investments.

Kemper Auto (Specialty P&C)
•Preliminary third quarter recorded combined ratios are as follows:

	Combined Ratio	Underlying Combined Ratio[1]
Kemper Auto	109.9%	100.5%
Kemper Auto: Private Passenger Auto (PPA)	112.6%	102.1%
Kemper Auto: Commercial Vehicle	98.4%	93.6%

Prior Year Claim Reserve Strengthening
•Unfavorable prior year reserve development of approximately $78 million was largely associated with Personal Injury Protection (PIP) in Florida and, to a lesser degree, Bodily Injury (BI) and Property Damage (PD) coverages.

Rate Increases
•Filed an additional 6% increase on 13% of the book.
•Minimal earned impact this quarter from the approximately 30 point California PPA rate approval, which was effective August 4, 2023.
•Significant earned rate benefits accelerating in the fourth quarter of 2023 and first quarter of 2024.

Catastrophe Losses
•Pre-tax catastrophe losses for the third quarter were approximately $7 million2, driven by tropical storms and Midwest hail/wind activity.

Kemper Life
•After-tax income was approximately $15 million.

Kemper Personal Insurance (Preferred P&C)
•Segment was moved to non-core operations in the third quarter after announcing wind-down of the business in August 2023.

Capital and Liquidity
•Parent liquidity was approximately $800 million at the end of the quarter.
•Insurance companies are well capitalized and consistent with recent levels.

Strategic Initiatives
•Reciprocal: Establishment of Kemper Reciprocal Exchange completed; exchange began writing policies in September.
•Bermuda Optimization: Anticipate $250+ million Life dividend to parent in the fourth quarter of 2023.
•Cost Structure Initiatives: On track to meet or exceed targeted expense saving commitments.
•Preferred P&C Exit: Proceeding as planned; $175+ million capital release anticipated by year-end 2024.

Guidance
•The company expects to generate a 2024 Return on Equity (ROE) of 10% or greater.

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See below for further explanation on the use of Non-GAAP financial measures.

2 Pre-tax catastrophe losses for third quarter 2023 were approximately $21 million, including $14 million from Kemper Personal Insurance reported within non-core operations.

USE OF NON-GAAP FINANCIAL MEASURES
Adjusted Consolidated Net Operating Loss1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net Loss the after-tax impact of:
i.Income (Loss) from Change in Fair Value of Equity and Convertible Securities;
ii.Net Realized Investment Gains (Losses);
iii.Impairment (Losses) Gains;
iv.Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
v.Debt Extinguishment, Pension Settlement and Other Charges;
vi.Goodwill Impairment Charges;
vii.Non-Core Operations; and
viii.Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Loss. There were no applicable significant non-recurring items that Kemper excluded from the Adjusted Consolidated Net Operating Loss calculation for the three months ended September 30, 2023.

Kemper believes that Adjusted Consolidated Net Operating Loss provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. (Loss) Income from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Gains (Losses) related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process.

Goodwill impairment charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are not relevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE (Loss Adjustment Expense) Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.

Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Specialty Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:
•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in the interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of governmental and regulatory actions;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.

CONFERENCE CALL DETAILS
Kemper will host its conference call to discuss third quarter 2023 results on Monday, October 30 at 5:00 pm Eastern (4:00 pm Central). The conference call will be accessible via the internet and by telephone at 888.259.6580, access code 15917686. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to install any necessary software. A replay of the webcast will be available online at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation's leading specialized insurers. With approximately $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.9 million policies, is represented by 26,000 agents and brokers, and has 8,800 associates dedicated to meeting the ever-changing needs of its customers. Learn more about Kemper.

Contacts
Investors: Karen Guerra, 312.668.9720, investors@kemper.com
News Media: Barbara Ciesemier, 312.661.4521, bciesemier@kemper.com